STATE OF NEW YORK     )
                      )  ss.:
COUNTY OF NEW YORK    )

     On the 18th day of October, 1995, before me personally came Patricia Stermer, to me known, who, being by me duly sworn, did depose and say that s/he resides at 414 Reservoir Ridge Road, East Stroutsburg, PA; that s/he is Assistant Vice President of United States Trust Company of New York, one of the corporations described in and which executed the above instrument; that s/he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that is was so affixed pursuant to authority of the Board of Directors of such corporation; and that s/he signed her/his name thereto pursuant to like authority.


                         Robert E. Patterson III____
                         Notarial Seal


(Seal)


Robert E. Patterson III
Notary Public, State of New York
No.  4784543
Qualified in New York County
Commission Expires October 31, 1995


STATE OF GEORGIA     )
                     )  ss.:
COUNTY OF WALKER     )


     On the 20th day of October, 1995, before me personally came Leonard Chill, to me known, who, being by me duly sworn, did depose and say that he resides in Chattanooga, Tennessee; that he is President of Synthetic Industries, Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal is affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.




                                   Diane Brown_____
                                   Notarial Seal

(Seal)

Notary Public, Walker Co.. GA.
My Commission expires 8/15/98




     This supplemental indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this supplemental indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this supplemental indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                         SYNTHETIC INDUSTRIES,  INC.

                         By:  __Leonard Chill_____
                                Leonard Chill
                                President


Attest:  __Jon P. Beckman_____
     Jon P. Beckman
     Vice President-Finance

                         UNITED STATES TRUST
                            COMPANY OF NEW YORK

                         By:  __Patricia Stermer___
                                Patricia Stermer
                                Assistant Vice President


Attest:  __Cynthia Chaney____
     Cynthia Chaney
     Assistant Vice President